Exhibit 99.1

Emerging Markets Horizon Corp.
Announces Pricing of $250 million Initial Public Offering

NEW YORK, December 8, 2021 /PRNewswire/ -- Emerging Markets Horizon Corp. (the “Company”), a special purpose acquisition company, today announced the pricing of its initial public offering of 25,000,000 units at a price of $10.00 per unit. The units are expected to be listed on the Nasdaq Global Market (“Nasdaq”) and will begin trading on December 9, 2021, under the ticker symbol “HORIU”. Each unit consists of one Class A ordinary share and one-half of one redeemable warrant, with each whole warrant exercisable to purchase one Class A ordinary share at a price of $11.50 per share. After the securities comprising the units begin separate trading, the Class A ordinary shares and warrants are expected to be listed on Nasdaq under the symbols “HORI” and “HORIW,” respectively. The offering is expected to close on December 13, 2021, subject to customary closing conditions.

Emerging Markets Horizon Corp. is a newly formed blank check company focused on Central & Eastern Europe (“CEE”), Russia or the Commonwealth of Independent States (“CIS”) whose business purpose is to effect a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The Company is sponsored by EM Horizon Investments, which is controlled by Riccardo Orcel, Nevsky Properties Limited (which is controlled by VTB Capital) and FPP Capital Advisers (an affiliate of FPP Asset Management LLP) (collectively, the Company’s “Founders”).

While the Company may pursue an initial business combination with a company in any industry, sector or geographic region, the Company intends to focus on identifying high growth technology and consumer-exposed businesses in CEE, Russia or the CIS.

Citigroup Global Markets Inc. (“Citigroup”) and VTB Capital plc (“VTB”) are acting as the joint book-running managers and Ladenburg Thalmann & Co. Inc. is acting as co-manager for the offering. The Company has granted the underwriters a 45-day option from the date of the final prospectus to purchase up to an additional 3,750,000 units at the initial public offering price to cover over-allotments, if any.

The offering is being made only by means of a prospectus, which forms a part of the registration statement. Copies of the prospectus may be obtained, when available, for free by visiting EDGAR on the Securities and Exchange Commission (the “SEC”) website at www.sec.gov. Alternatively, copies may be obtained, when available, from Citigroup, Attention: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY, 11717 (tel: +1 800-831-9146), or VTB, Attention: VTB Capital plc, 14 Cornhill, London, EC3V 3ND, United Kingdom.

A registration statement relating to the securities was declared effective by the SEC on December 8, 2021. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Cautionary Statement Concerning Forward-Looking Statements
This press release contains statements that constitute “forward-looking statements,” including with respect to the initial public offering and search for a business combination. No assurance can be given that the offering discussed above will be completed on the terms described, or at all. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the “Risk Factors” section of the Company’s registration statement and prospectus for the offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

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For more information, please contact:

Riccardo Orcel at Riccardo.orcel@vtbcapital.com.